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                                                                  EXHIBIT 99.B

                                    EXHIBIT 99.B

Pursuant to Rule 13d-1(k)(1) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.

Dated: September 29, 2004

          IMPULSORA DE FONDOS, S.A. DE C.V.


          By: /s/ Alberto Gomez Sandoval
          --------------------------------------
          Name: Alberto Gomez Sandoval
          Title: Finance Director


          ACCIONES Y VALORES DE MEXICO, S.A. DE C.V.


          By: /s/ Alberto Gomez Sandoval
          --------------------------------------
          Name: Alberto Gomez Sandoval
          Title: Finance Director


          GRUPO FINANCIERO BANAMEX, S.A. DE C.V.


          By: /s/ Alberto Gomez Sandoval
          --------------------------------------
          Name: Alberto Gomez Sandoval
          Title: Attorney-In-Fact


          CITICORP (MEXICO) HOLDINGS LLC


          By: /s/ William H. Wolf
          --------------------------------------
          Name: William H. Wolf
          Title: President


          CITICORP


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary


          CITIGROUP HOLDINGS COMPANY


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary


          CITIGROUP INC.


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary